EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. Nos. 333-90946, 333-07561, 333-07565, 333-44998, 333-53769, 333-64830, 333-64838, 333-77031, 333-125384 and 333-160390) of Sapient Corporation of our report dated February 25, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 25, 2011